Exhibit 10.1

FIRST AMENDMENT TO THE
NOTE PURCHASE AND PRIVATE SHELF AGREEMENT

This First Amendment to the Note Purchase and Private Shelf Agreement (this “Amendment”), is made and entered into as of September 18, 2023, by and among Kinsale Capital Group, Inc., a Delaware corporation (the “Company”), PGIM, Inc. (“Prudential”) and the other holders of Notes (as defined in the Note Agreement defined below) that are signatories hereto (together with their successors and assigns, the “Noteholders”).

W I T N E S S E T H:

WHEREAS, the Company, Prudential and the Noteholders are parties to a certain Note Purchase and Private Shelf Agreement, dated as of July 22, 2022 (as amended, restated, supplemented or otherwise modified from time to time, the “Note Agreement”; capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Note Agreement), pursuant to which the Noteholders have purchased Notes from the Company; and

WHEREAS, the Company has requested that Prudential and the Noteholders amend certain provisions of the Note Agreement, and subject to the terms and conditions hereof, Prudential and the Noteholders are willing to do so.

NOW, THEREFORE, for good and valuable consideration, the sufficiency and receipt of all of which are acknowledged, the Company and the Noteholders hereto as follows:

1.          Amendments.

(a)          Paragraph 2B(1) of the Note Agreement is hereby amended by deleting “$150,000,000” and replacing it with “$200,000,000”.

(b)          Paragraph 2B(2) of the Note Agreement is hereby amended by deleting “July 22, 2025” and replacing it with “September 18, 2026”.

(c)          Paragraph 10 of the Note Agreement is hereby amended by adding the following definitions in the appropriate alphabetical order:

“First Amendment” shall mean that certain First Amendment to the Note Purchase and Private Shelf Agreement, dated as of September 18, 2023, by and among the Company, Prudential and the other holders of Notes.

“Purchasers” shall mean (i) with respect to the Series A Notes, each Series A Purchaser and (ii) with respect to any Accepted Notes, the Prudential Affiliate(s), and their respective successors and assigns, which are purchasing such Accepted Notes.

“Series B Closing Day” shall mean September 18, 2023.

“Series B Note” shall mean the senior promissory note in the principal amount of $50,000,000, to be dated as of the Series B Closing Day, to mature July 22, 2034, to bear interest on the unpaid balance thereof from the date thereof until the principal thereof shall have become due and payable at the rate of 6.21%, but at the Default Rate if an Event of Default has occurred and is continuing and at the Default Rate on any overdue Make Whole Amount and interest, and to be substantially in the form of Exhibit A-3 attached hereto.

“Series B Purchasers” shall mean The Prudential Insurance Company of America and its successors and assigns with respect to the Series B Note and, with respect to any Accepted Notes, the Prudential Affiliate(s), and their respective successors and assigns, which are purchasing such Accepted Notes.

(d)          The Note Agreement is hereby amended to add a new Exhibit A-3 immediately following Exhibit A-2 in the form attached hereto as Exhibit A.

2.          Conditions to Effectiveness of this Amendment. Notwithstanding any other provision of this Amendment and without affecting in any manner the rights of the holders of the Notes hereunder, it is understood and agreed that this Amendment shall not become effective, and the Company shall have no rights under this Amendment, until:

(i) Prudential and the Noteholders shall have received (A) a structuring fee in the amount of $50,000, and (B) reimbursement or payment of its costs and expenses incurred in connection with this Amendment or the Note Agreement (including reasonable and documented fees, charges and disbursements of King & Spalding LLP counsel to the Noteholders),

(ii) the conditions set forth under paragraph 3A of the Note Agreement have been satisfied with respect to issuance of the Shelf B Note and the Company as contemplated by this Amendment,

(iii) Prudential and the Noteholders have received executed counterparts to this Amendment from the Company, Prudential and the Noteholders, and

(iv) Prudential and the Noteholders have received a duly executed copy of the amendment to the Credit Agreement, in form and substance reasonably satisfactory to the Noteholders.

3.         Representations and Warranties of the Company.  To induce Prudential and the Noteholders to enter into this Amendment, the Company hereby represents and warrants to Prudential and the Noteholders as follows:

(a)        The Company is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

(b)          The transactions contemplated herein are within the Company’s organizational powers and have been duly authorized by all necessary organizational and, if required, stockholder action.

(c)        This Amendment has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(d)         This Amendment (a) does not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, and except for such consents, approvals, registrations, filings and other actions the failure to obtain or make could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (b) will not violate (i) any applicable law or regulation, except, in the case of this clause (i), for such violations which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, (ii) the charter, by-laws or other organizational documents of the Company or any of its Subsidiaries or (iii) any order of any Governmental Authority, except, in the case of this clause (iii), for such violations which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, (c) will not violate or result in a default under any indenture, agreement or other instrument binding the Company or any of its Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by the Company or any of its Subsidiaries, except for such violations and defaults which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, and (d) will not result in the creation or imposition of any Lien on any asset of the Company or any of its Material Subsidiaries.

(g)        After giving effect to this Amendment, the representations and warranties of the Company contained in the Note Agreement and the other Note Documents are true in all material respects (except to the extent such representations and warranties expressly relate to an earlier date, then such representations and warranties were true in all material respects as of such date), and no Default or Event of Default has occurred and is continuing as of the date hereof.

4.         Representations and Warranties of the Series B Purchasers. Each Series B Purchaser confirms that the representations and warranties contained in Section 9 of the Note Agreement as to such Series B Purchaser are true in all material respects.

5.          Ratification of the Note Agreement and the Notes. The Company acknowledges and consents to the terms set forth herein and agrees that this Amendment does not impair, reduce or limit any of its obligations under the Note Agreement, as amended hereby, and the Notes.

6.         Effect of Amendment.  Except as set forth expressly herein, all terms of the Note Agreement, as amended hereby, and the other Note Documents, shall be and remain in full force and effect and shall constitute the legal, valid, binding and enforceable obligations of the Company to all holders of the Notes. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the holders of the Notes under the Note Agreement, nor constitute a waiver of any provision of the Note Agreement. From and after the date hereof, all references to the Note Agreement shall mean the Note Agreement as modified by this Amendment. This Amendment shall constitute a Note Document for all purposes of the Note Agreement.

7.         Governing Law.  THIS AMENDMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO CONFLICTS OF LAW PROVISIONS THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK.

8.          No Novation.  This Amendment is not intended by the parties to be, and shall not be construed to be, a novation of the Note Agreement or an accord and satisfaction in regard thereto.

9.          Costs and Expenses.  The Company agrees to pay on demand all costs and expenses of the Noteholders in connection with the preparation, execution and delivery of this Amendment, including, without limitation, the reasonable fees and out-of-pocket expenses of outside counsel for the Noteholders with respect thereto.

10.       Counterparts.  This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, each of which shall be deemed an original and all of which, taken together, shall be deemed to constitute one and the same instrument.  Delivery of an executed counterpart of this Amendment by facsimile transmission or by electronic transmission (including delivery of an executed counterpart in .pdf format) shall be as effective as delivery of a manually executed counterpart hereof.  Each party agrees that the electronic signatures, whether digital or encrypted, of the parties included in this Amendment are intended to authenticate this writing and to have the same force and effect as manual signatures.  Electronic signature and, when used elsewhere in this Amendment, “electronic transmission,” means any electronic sound, symbol, or process attached to or logically associated with a record and executed and adopted by a party with the intent to sign such record, including facsimile or email electronic signatures.

11.       Binding Nature.  This Amendment shall be binding upon and inure to the benefit of the parties hereto, any other holders of Notes from time to time and their respective successors, successors-in-titles, and assigns.

12.       Entire Understanding.  This Amendment sets forth the entire understanding of the parties with respect to the matters set forth herein, and shall supersede any prior negotiations or agreements, whether written or oral, with respect thereto.

[Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

COMPANY:

KINSALE CAPITAL GROUP, INC.

By: /s/ Bryan P. Petrucelli
Name: Bryan P. Petrucelli
Title: Executive Vice President, Chief Financial Officer and Treasurer

[Signature Page to First Amendment to Note Purchase and Private Shelf Agreement]

NOTEHOLDERS:

PGIM, INC.

By:	/s/ Kyle Ulep
Vice President

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

By: PGIM, Inc., as investment manager

By:	/s/ Kyle Ulep
Vice President

AARGAUISCHE PENSIONSKASSE

By: PGIM Private Placement Investors, L.P. (as Investment Advisor)

By: PGIM Private Placement Investors, Inc. (as its General Partner)

By:	/s/ Kyle Ulep
Vice President

PHYSICIANS MUTUAL INSURANCE COMPANY

By: PGIM Private Placement Investors, L.P. (as Investment Advisor)

By: PGIM Private Placement Investors, Inc. (as its General Partner)

By:	/s/ Kyle Ulep
Vice President

[Signature Page to First Amendment to Note Purchase and Private Shelf Agreement]

Exhibit A

KINSALE CAPITAL GROUP, INC.

6.21% Senior Note, Series B, Due July 22, 2034

No. [_____]
PPN[______________]
ORIGINAL PRINCIPAL AMOUNT:
ORIGINAL ISSUE DATE: [______], 2023
INTEREST RATE: 6.21%
INTEREST PAYMENT DATES: January 22, April 22, July 22 and October 22, commencing on October 22, 2023
FINAL MATURITY DATE: July 22, 2034
PRINCIPAL PREPAYMENT DATES: July 22, 2030, July 22, 2031, July 22, 2032 and July 22, 2033
PRINCIPAL PREPAYMENT AMOUNT: $[_________]1 on each Principal Prepayment Date (or such lesser amount outstanding on such date)

For Value Received, the undersigned, KINSALE CAPITAL GROUP, INC. (the “Company”), a Delaware corporation, hereby promises to pay to [__________], or registered assigns, the principal sum of [__________] Dollars, payable on the Principal Prepayment Dates and in the Principal Prepayment Amounts specified above, and on the Final Maturity Date specified above in an amount equal to the unpaid balance of the principal hereof, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance hereof at the Interest Rate per annum specified above if no Event of Default has occurred and is continuing, payable on each Interest Payment Date specified above and on the Final Maturity Date specified above, commencing with the Interest Payment Date next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) on the unpaid balance hereof at the Default Rate (as defined in the Note Purchase Agreement referred to below) if an Event of Default has occurred and is continuing, and to the extent permitted by law on any overdue payment of interest and any Make Whole Amount (as defined in the Note Purchase Agreement referred to below), payable at the Default Rate on each Interest Payment Date as aforesaid (or, at the option of the registered holder hereof, on demand).

Payments of principal of, interest on and any Make Whole Amount with respect to this Note are to be made in lawful money of the United States of America at such place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

This Note is one of a series of Senior Notes (the “Notes”) issued pursuant to the Note Purchase and Private Shelf Agreement, dated as of July 22, 2022 (as from time to time amended, the “Note Purchase Agreement”), among the Company and the respective Purchasers named therein and is entitled to the benefits thereof.  Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

1 To be the pro rata share of $10,000,000 aggregate principal amount on each Principal Prepayment Date.

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee.  Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

The Company will make required prepayments of principal on the dates and in the amounts specified in the Note Purchase Agreement. This Note is also subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make Whole Amount) and with the effect provided in the Note Purchase Agreement.

THIS NOTE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO CONFLICTS OF LAW PROVISIONS THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK.

KINSALE CAPITAL GROUP, INC.

By:
Name:
Title: